Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

BrightSpring Health Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, $0.01 par value per share	Other	14,156,864(2)	$8.12(4)	$114,953,736(4)	0.00014760	$16,968

Equity	Common stock, $0.01 par value per share	Other	17,119,039(3)	$13.00(5)	$222,547,507(5)	0.00014760	$32,849

Total Offering Amounts					$337,501,243		$49,817

Total Fee Offsets							—

Net Fee Due							$49,817

(1)

The securities to be registered include shares of common stock, $0.01 par value per share, of BrightSpring Health Services, Inc. (“Common Stock”) issuable under the Amended and Restated Phoenix Parent Holdings Inc. 2017 Stock Incentive Plan (the “2017 Stock Plan”) and the BrightSpring Health Services, Inc. 2024 Equity Incentive Plan (the “2024 Incentive Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement on Form S-8 (the “Registration Statement”) to which this exhibit relates also covers an indeterminate number of additional shares of Common Stock, as may become issuable under the 2017 Stock Plan and the 2024 Incentive Plan to prevent dilution resulting from adjustments as a result of stock dividends, stock splits, and other similar transactions.

(2)	Covers 14,156,864 shares of Common Stock issuable upon the exercise of outstanding options previously granted under the 2017 Stock Plan.
(3)	Covers 17,119,039 shares of Common Stock approved for issuance under the 2024 Incentive Plan.
(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The fee is based on a price of $8.12 per share of Common Stock, which is the weighted average exercise price of stock options outstanding under the 2017 Stock Plan as of the date of the Registration Statement.

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The fee is based on the initial public offering price of $13.00 per share of Common Stock, to be set forth in the final prospectus for the initial public offering relating to registrant’s Registration Statement on Form S-1, as amended (File No. 333-276348), declared effective on January 25, 2024.